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                                                                   EXHIBIT 10.35




                                CUSTOM SYNTHESIS
                        DEVELOPMENT AND SUPPLY AGREEMENT

                                 By and Between

                                MERCK & CO., INC.


                                       and


                              ARRAY BIOPHARMA INC.

--------------------------------------------------------------------------------

This Agreement (the "Agreement") confirms the mutual understanding by and between Merck & Co., Inc., a corporation organized and existing under the laws of the State of New Jersey with its principal place of business at One Merck Drive, Whitehouse Station, NJ 08889 ("MERCK"), and Array BioPharma Inc., a corporation organized and existing under the laws of the State of Delaware with a place of business at 1885 33rd Street, Boulder, Colorado 80301 ("ARRAY").

WHEREAS, ARRAY has the ability and expertise to prepare collections of drug-like small molecule compounds which are amenable to high-speed synthesis ("Custom Libraries"); and

WHEREAS, MERCK desires for ARRAY to annually synthesize a certain number of Custom Libraries solely for MERCK on an exclusive basis.

NOW THEREFORE, MERCK AND ARRAY agree as follows:

1. Purpose: Following execution of this Agreement, MERCK shall identify Custom Libraries it would like ARRAY to synthesize. ARRAY agrees to diligently perform services for the purpose of synthetically preparing such Custom Libraries for MERCK (the "Services").

2. Library Design Committee: Within thirty days of the Effective Date of this Agreement, the parties shall form a Library Design Committee ("LDC") comprised of two representatives from each party.

         (a) MERCK shall submit all requests for the development of Custom Libraries to the LDC. The LDC shall review all MERCK requests, advise regarding the feasibility of such requests, and approve and/or modify such requests where reasonable.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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         (b)      The LDC shall meet every other month, at ARRAY's offices in
                  Boulder, Colorado, to review the ongoing status and any scientific issues raised by the Services performed hereunder.

         (c) The parties agree that they will cooperate to reasonably resolve any scientific disputes related to the development of Custom Libraries. In the event that the parties cannot reasonable resolve any such disputes, the LDC shall meet to try to reach a final resolution.

3. Materials: MERCK shall provide to ARRAY such non-commercially available materials in MERCK's internal collection necessary for Array to perform the Services. Additionally, Merck shall be responsible for providing or reimbursing (if approved by MERCK prior to purchase) Array for all other reagents which are necessary for the synthesis of any requested Custom Libraries (the aforementioned "non-commercially available materials and the reagents provided or paid for by MERCK shall hereinafter be "Materials"). These Materials are not to be used in humans. It is understood that such materials are provided solely for the Services being performed hereunder and shall not be used for any other purpose nor shall such samples or any derivatives, analogs, modifications or components thereof be transferred, delivered or disclosed to any third party without the advance written consent of MERCK. Any unused Materials shall be returned to MERCK promptly upon completion of such Services or otherwise disposed of in accordance with instructions from MERCK.

4.       Custom Library Supply:

         (a) ARRAY shall develop and provide approximately [ * ] Custom Libraries for MERCK each year. Each compound provided within a Custom Library shall be provided in [ * ] mg amounts and in two sets of vials provided by MERCK. The number of compounds per Custom Library will vary; but ARRAY hereby agrees to synthesize approximately [ * ] compounds per year with approximately [ * ] compounds per Custom Library.

         (b) The Custom Libraries generated hereunder and all compounds included therein shall be the sole and exclusive property of MERCK. ARRAY shall deliver to MERCK, each Custom Library [ * ] of the requested amount for each compound within a Custom Library, accompanied by a writing, in English, describing the step-wise synthetic procedure to prepare each compound within the Custom Libraries ("Product Report"), HPLC analysis (detection technique to be determined by the LDC on a Custom Library by Custom Library basis) and mass spectral (MS) analyses to prove chemical identity and confirm minimum purity of [ * ] and an average purity of at least [ * ]. MERCK shall have no obligation to accept or pay for any Custom Libraries for which any of this data is not provided.

         (c)      [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.       Term: The Term of this Agreement shall be three years with the Services commencing on January 1, 2001 (the "Effective Date") and ending on December 31, 2003, unless sooner terminated pursuant to Article 15 herein.

6. Amount: Each time MERCK requests the development of a Custom Library, MERCK shall pay a non-refundable except as provided under Article 15(b)(2), process development fee, of [ * ] per compound, for such Custom Library. ARRAY shall have no obligation to develop or provide Custom Libraries which are not approved by the LDC pursuant to Article 2(a). MERCK shall have no obligation to make any payment hereunder until its Custom Library Request is approved by the LDC pursuant to
         Article 2(a). Within thirty days after receipt of any Custom Library compound(s), MERCK shall pay ARRAY an additional and final amount of [ * ] per compound meeting the specifications set forth herein. If MERCK fails to notify ARRAY within thirty days of its receipt of compound(s) that such compounds do not meet the applicable specifications, then such compound(s) shall be deemed accepted. Within thirty days after receiving the remaining compound(s) for each Custom Library and the Product Report, MERCK shall pay ARRAY an additional and final amount of [ * ] per compound meeting the specifications set forth herein in such final Custom Library delivery. If MERCK fails to notify ARRAY within thirty days of its receipt of a final Custom Library delivery and Product Report , that such Custom Library compound(s) do not meet the applicable specifications or that the Product Report is incomplete, then such Custom Library compounds and Product Report shall be deemed accepted. MERCK shall have no obligation to make any payments whatsoever or bear any costs or expenses for any Custom Libraries other than those set forth hereunder. Additionally, MERCK shall pay ARRAY for [ * ], quarterly in advance, starting on the Effective Date at an annual rate per FTE of [ * ]. All fees and schedule payments to Array shall be adjusted on an annual basis to reflect the aggregate increase in the Producer Price Index for Pharmaceutical Manufacturers (Table 3 - Producer Price Indexes for Selected Commodity Groupings Unadjusted Index Commodity Code 06-3) during the preceding year.

7. Confidentiality: ARRAY agrees to keep confidential and not to use, except for the purpose described in Article 1 above, all information supplied by MERCK and all information, reports and Custom Libraries generated by ARRAY as a result of the Services performed hereunder. These obligations of confidentiality and non-use shall continue at all times beyond the term of this Agreement. This Agreement shall not restrict ARRAY's use or disclosure of information which (i) is in the public domain by use and/or publication before its receipt from MERCK;
         (ii) was already in ARRAY's possession prior to receipt from MERCK, except if such information was received or developed under a prior agreement with MERCK; (iii) is properly obtained by ARRAY from a third party which has a valid legal right to disclose such information to ARRAY and is not under a confidentiality obligation to MERCK; or (iv) is required to be disclosed by a Court of competent jurisdiction provided ARRAY gives MERCK prompt notice of such disclosure requirement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8. Reports/ Use of Information: ARRAY shall provide MERCK with written reports on a monthly basis for each of the Custom Libraries, and the Product Report upon delivery of each Custom Library as outlined in Articles 4 and 6 of this Agreement. MERCK and its Affiliates (entities at least 50% owned by, under common ownership with or which own at least 50% of MERCK) shall have the right to use [ * ]. It is further understood that MERCK and its Affiliates shall have an unrestricted right to use [ * ] Agreement or [ * ] hereunder, provided the [ * ] Services performed hereunder.


9. Inventions: ARRAY shall promptly inform MERCK of any and all inventions or discoveries. Inventions and discoveries, whether patentable or not, resulting from the Services and related to the Custom Libraries, and all Custom Libraries and compounds therein, (with the specific exception of synthetic chemical procedures and protocols which would be considered general chemical knowledge, applicable to a broad range of synthetic procedures and in no way specific to MERCK's Custom Libraries and compound(s)) [ * ]. For the avoidance of doubt, [ * ] shall include, but not be limited to, [ * ]. Prior to the initiation of Custom Library synthesis by Array, the LDC shall establish which templates shall define analogs for each Custom Library. ARRAY will, upon request by MERCK and at MERCK's expense, promptly execute any and all [ * ], which shall be [ * ] MERCK at MERCK's cost and expense. MERCK hereby grants to ARRAY a non-exclusive, worldwide, fully-paid, royalty-free, non-sublicensable license to [ * ] to the extent that they are necessary or useful in [ * ]. However, it is expressly understood and agreed to by the parties that (1) ARRAY shall not disclose to any third party the existence of, or its right to use, [ * ]; and (2) ARRAY may only use such [ * ] a product which can be manufactured using such [ * ]"

         ARRAY represents and warrants that no governmental entity nor any third party has or shall have any claim or right to any inventions or discoveries resulting from the Services hereunder.

10. Compliance with Law: ARRAY shall conduct the Services in accordance with all applicable laws, rules and regulations, including without limitation, all current governmental regulatory requirements concerning Good Laboratory Practices. ARRAY hereby certifies that it will not or has not employed or otherwise used, in performing the Services, any person debarred under Section 306 (a) or (b) of the Federal Food, Drug and Cosmetic Act.

11. Limitation of Liability: MERCK assumes no responsibility and shall have no liability for the conduct of the Services, testing or other work performed by ARRAY under this Agreement. Notwithstanding the foregoing, ARRAY assumes no responsibility and shall have no liability for any use or other disposition of the compound(s) by MERCK or its Affiliates.

12.      Indemnification


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (a) ARRAY hereby agrees to indemnify, defend and hold harmless, MERCK, its subsidiaries and Affiliates and their respective officers, employees and directors against any and all claims for liability, loss, damages, costs or expenses (including attorneys' fees and expenses and costs of investigation) brought by a third party, which any of them may incur, suffer or be required to pay as the result of any damage suffered or alleged to be suffered, including, without limitation, death or personal injury and any direct, consequential, special and/or punitive damages, which result from the gross negligence or willful misconduct of ARRAY in the course of performing the Services performed by ARRAY, hereunder, provided, however, that such loss, liability or damage is not attributable to the fraud, gross negligence, or willful misconduct of MERCK.

         (b) MERCK hereby agrees to indemnify, defend and hold harmless, ARRAY, its subsidiaries and Affiliates and their respective officers, employees and directors against any and all liability, loss, damages, costs or expenses (including attorneys' fees and expenses and costs of investigation) which any of them may incur, suffer or be required to pay as the result of any damage suffered or alleged to be suffered, including, without limitation, death or personal injury and any direct, consequential, special and/or punitive damages, for claims that result from the commercialization (including Product Liability) by MERCK of any compound(s) delivered by ARRAY, hereunder, provided, however, that such loss, liability or damage is not attributable to the fraud, gross negligence, or willful misconduct of ARRAY.

13. Use of Name: Neither party shall use the name, trade name, trademark or logo of the other party in any publicity, news releases or advertising related to this Agreement or the subject matter hereof without the prior written consent of the other party. Subject to the foregoing, ARRAY may issue a one-time press-release, (a copy of which is attached hereto as Exhibit A) regarding this Agreement and the Services provided to MERCK, hereunder. Such press-release shall be subject to MERCK's prior review and approval. Thereafter, ARRAY may discuss the specific content of the original press-release with third parties without advance written consent from MERCK, but ARRAY may not issue any other press-release(s) or issue any publicity or advertising using Merck's name, trade name, trademarks or logo, except as expressly stated herein, without the prior written consent of MERCK.

14. Governing Law: This Agreement shall be governed by the laws of the State of New Jersey and the United States as applicable herein.


15.      Termination:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         (a) Following the one year anniversary of this Agreement, MERCK may terminate this Agreement at any time, upon six month's written notice. Six months following the date that the termination notice is sent shall be considered the "Termination Date." MERCK will have no further financial obligations to ARRAY following the Termination Date.

         (b) Either party may terminate this Agreement, at any time, for cause, upon thirty days written notice if such non-conforming performance is not cured within such thirty day period. In such event:

                  (1) [ * ] ; and

                  (2) [ * ]

                  (c) [ * ]. Additionally, the provisions of Articles 7, 8, 9,
                      10, 11, 12, 13, 14 and 15 shall survive termination or expiration of this Agreement.


16.      Assignment: [ * ]

17. Force Majeure: Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused beyond the reasonable control of the affected party such as fire, floods, embargoes, war, acts of war, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party. The affected party shall notify the other party of such force majeure circumstances as soon as reasonably practical.

18. Contacts: All notices which are required or permitted hereunder shall be in writing and sufficient if sent by e-mail, telecopier or nationally-recognized overnight courier or sent by registered or certified-mail, postage prepaid, and addressed as follows:

If to MERCK:         Merck & Co., Inc.
                     Attn:  Office of the Secretary
                     One Merck Drive
                     Whitehouse Station, NJ  08889
With a copy to:      [ * ]

If to ARRAY:         Array BioPharma, Inc.
                     Attn: Chief Operating Officer
                     1885 33rd Street
                     Boulder, CO  80301



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19. Entire Agreement: This Agreement constitutes the entire agreement between the parties with regard to the Custom Library Services provided by ARRAY hereunder. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of the Agreement. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the later date set forth below.


MERCK & CO., INC.                           ARRAY BIOPHARMA, INC.


By: /s/ Edward M. Scolnick, M.D.            /s/ David Snitman
    ----------------------------            -------------------------------


Title: President                            Chief Operating Officer
      --------------------------            -------------------------------

Date:  9/6/00                               8/22/00
     ---------------------------            -------------------------------



[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT A

PRESS RELEASE

                                      [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.